Pricing Supplement No. 7                          Filing under Rule 424(b)(3)
Dated November 4, 1998                            Registration No. 333-15323

(To Prospectus dated May 1, 1997)

                                  $165,000,000
                          NORTHWEST NATURAL GAS COMPANY
                       SECURED MEDIUM-TERM NOTES, SERIES B
                       (A SERIES OF FIRST MORTGAGE BONDS)
                                       AND
                      UNSECURED MEDIUM-TERM NOTES, SERIES B
               Due from Nine Months to 30 Years from Date of Issue


CUSIP No.:  66765R BC 9

Secured   X       Unsecured
         ---                ---

Principal amount ($): $20,000,000

Issue price (%):  100.000%

Selling Agent's commission (%):  .450%

Proceeds to Company (%): 99.550%

Repayable at the option of holder:  Yes       No  X
                                        ---      ---

   Repayment Date:      Not Applicable

   Repayment Price:     Not Applicable

   Election Period:     Not Applicable

Other Terms:    Not Applicable

         Agency Transaction        |X|*
                   or
         Principal Transaction     |X|*

         Name of Principal(s):     Merrill Lynch & Co. - $5,000,000 aggregate
                                     principal amount
                                   PaineWebber Incorporated - $1,500,000
                                     aggregate principal amount

Selling Agent(s): Merrill Lynch & Co.  X
                                      ---
                  PaineWebber Incorporated  X
                                           ---

Stated interest rate (%):  5.55%

Maturity date:  November 12, 2002

Original issue date:  November 9, 1998

Redeemable:  Yes        No   X
                 ---        ---
    In whole
               ---
    In whole or in part
                         ---

Initial redemption date:  Not Applicable

Initial redemption price:  Not Applicable

Reduction Percentage: Not Applicable

Redemption limitation date:  Not Applicable


*$13,500,000 aggregate principal amount of the Notes are being offered directly by Northwest Natural Gas Company through PaineWebber Incorporated, acting as agent for Northwest Natural Gas Company. $6,500,000 aggregate principal amount of the Notes have been sold to Merrill Lynch & Co. and PaineWebber Incorporated, as principal, in the principal amounts set forth opposite each of their names under "Name of Principal(s)" above, for resale to purchasers upon terms described in the Prospectus, dated May 1, 1997 and this Pricing Supplement; such Notes are being offered by the Agent(s), as principal, at a price to the public set forth above under "Issue Price (%)"; the Notes were purchased by the Agent(s), as principal, from Northwest Natural Gas Company at the price set forth above under "Proceeds to Company (%)"; and the Agent(s) received a fee equal to the difference, which is set forth above under "Selling Agent's commission (%)" as a percentage of the principal amount of the Notes.

                     --------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE
        ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                          -----------------------------